Exhibit 99.1

FOR IMMEDIATE RELEASE

Honorable Arthur J. Gajarsa Joins Supreme Board

Goshen, Ind.—July 5, 2012—Supreme Industries, Inc. (NYSE MKT: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses and armored vehicles, today announced that Honorable Arthur J. Gajarsa has been elected to its Board of Directors.

Judge Gajarsa gained extensive experience in the field of law during his nearly fifty year career through both government service and representation of clients in private practice.  He recently retired after serving as a judge for the U.S. Court of Appeals for the Federal Circuit, a position to which he was nominated in 1996 and to which he was confirmed by the U.S. Senate Judiciary Committee in 1997.  Prior to his appointment, he was Senior Partner with the firm of Joseph, Gajarsa, McDermott & Reiner, P.C., where his practice included the areas of corporate mergers and acquisitions, international, commercial litigation, trade, intellectual property, and representation of American Native tribes.  Judge Gajarsa also previously served as Special Counsel to the Secretary of the Interior and Commissioner of Indian affairs, among other government experience.

Since 1994, Judge Gajarsa has been a member of the Board of Directors of Rensselaer Polytechnic Institute and since 2011 has served as Chairman of the Board; from 1998 through 2010 he served as Vice Chairman.  From 1996 through 2008, Judge Gajarsa was a member of the Board of Directors for Georgetown University and from 2002 to 2008, he served as Chairman of the Audit Committee, the Law Committee, and the Executive Committee.

Judge Gajarsa received his B.S.E.E. from Rensselaer Polytechnic Institute, his M.A. from Catholic University of America, and his J.D. from Georgetown University Law Center.

Judge Gajarsa will serve on the Company’s Compensation Committee.  He will be entitled to receive the same compensation for service as is provided to the Company’s other non-employee directors.  There are no family relationships between Judge Gajarsa and any other executive officers or directors of the Company.

Supreme’s Chairman of the Board Herbert M. Gardner stated: “We are pleased to announce the addition of Judge Gajarsa to our Board. His service in the judiciary, government, and in private practice representing business clients will permit him to bring a very broad scope of relevant experience to the Board.”

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About Supreme Industries

Supreme Industries, Inc. (NYSE Amex: STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

purpose “shuttle-type” buses and armored vehicles. The Company’s transportation equipment products are used by a wide variety of industrial, commercial and law enforcement customers. News releases and other information on the Company are available on the Internet at: http://www.supremeind.com or http://www.b2i.us/irpass.asp?BzID=1482&to=ea&s=0

Other than historical facts contained, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, and reflect the view of management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, as they relate to Supreme or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, an economic slowdown in the specialized vehicle industry, limitations on the availability of chassis on which Supreme’s product is dependent, availability of raw materials, raw material cost increases and severe interest rate increases. Furthermore, Supreme can provide no assurance that any raw material cost increases can be passed on to its customers through implementation of price increases for Supreme’s products. The forward-looking statements contained herein reflect the current view of management with respect to future events and are subject to those factors and other risks, uncertainties, and assumptions relating to the operations, results of operations, cash flows and financial position of Supreme. Supreme assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Matthew W. Long, 574-642-4888 Ext. 415
Interim Chief Executive Officer & Chief Financial Officer

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